Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of [__], 2024 (this “Agreement”), is entered into by and among SKYX Platforms Corp., a Florida corporation (the “Company”), and each investor identified on the signature pages hereto (each, including such investor’s successors and assigns, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Board of Directors (the “Board”) of the Company has authorized the issuance of shares of Series A-1 Preferred Stock to each of the Investors; and

WHEREAS, on the terms and subject to the conditions set forth herein and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, each Investor is willing to purchase from the Company, and the Company is willing to sell to each Investor, shares of Series A-1 Preferred Stock, on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

1. Purchase and Sale of Preferred Stock.

(a) Issuance of the Securities. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each Investor, and each Investor agrees to purchase a number of shares of Series A-1 Preferred Stock, no par value (each, a “Preferred Share” and together, the “Preferred Shares”), at a purchase price per share of $25.00, as calculated based on the purchase price for the Investor set forth on the signature page hereto executed by such Investor (such amount, the “Purchase Price”).

(b) Terms of the Preferred Shares. The terms of the Company’s offering of Preferred Shares are set forth on the “Term Sheet” attached hereto as Exhibit B and include, without limitation, rights to convert the Preferred Shares into shares of the Company’s common stock, no par value (“Common Stock”). The Preferred Shares shall have the rights, preferences, and privileges set forth in the “Certificate of Designation” attached hereto as Exhibit C. The Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares (such shares of Common Stock issuable upon the conversion of the Preferred Shares being the “Underlying Shares”), as the case may be, are referred to collectively as the “Securities”.

(c) Closing. The sale and purchase of the Securities shall take place remotely via the exchange of documents and signatures (the “Closing”) on the date of this Agreement, or such other time as may be mutually agreed upon by the parties (the “Closing Date”). The Company will deliver to each Investor an account statement reflecting the Investor’s Preferred Shares, against receipt by the Company of the Purchase Price from such Investor. The Preferred Shares will be registered in the respective Investor’s name in the Company’s records. This Agreement, Term Sheet, the Certificate of Designation and the Preferred Shares shall hereinafter be the “Transaction Documents”.

(i) Deliveries By the Company. On or prior to the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(A) this Agreement duly executed by the Company;

(B) a certified copy of the Certificate of Designation as filed and accepted with the Florida Department of State;

(C) an account statement evidencing the number of shares of Preferred Stock in book entry form purchased by such Investor.

(ii) Deliveries By Each Investor. On or prior to the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(A) this Agreement duly executed by such Investor;

(B) a fully completed and duly executed Accredited Investor Questionnaire (the “Questionnaire”) reasonably satisfactory to the Company, in the form attached hereto as Exhibit D; and

(C) such Investor’s Purchase Price payable by wire transfer to the Company pursuant to the wire instructions set forth on Exhibit A.

(d) Use of Proceeds. In accordance with the directions of the Board, the proceeds of the sale and issuance of the Securities shall be used for general working capital purposes.

(e) Consent to Company Sale of Separate Series of Preferred Stock. The Investor hereby consents, pursuant to Section X.C. of the Certificate of Designation, to the Company’s sale of a separate series of 400,000 shares of preferred stock referred to as Series A Preferred Stock, or similar (the “Separate Series”), which are Parity Securities (as defined in the Certificate of Designation), and the filing of a certificate of designation therewith, convertible into Common Stock at the Conversion Price.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to result in: (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”). Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby are within the corporate power and authority of the Company. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the transactions contemplated by the Transaction Documents, have been duly authorized by the Board and the Board has duly reserved (x) the shares of Preferred Stock to be issued in accordance with the terms and conditions of the Certificate of Designations and (y) the shares of Common Stock to be issued upon any conversion of shares of Preferred Stock into Common Stock. No other action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Agreements.

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(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s articles of incorporation, as amended, or bylaws, as amended and restated (together, the “Charter Documents”) and (ii) except, in each case, as would not be reasonably expected to have a material adverse effect on the Company (either individually or in the aggregate) (a) violate any law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries; (b) violate any provision of, or result in the breach, default or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company or any of its Subsidiaries is a party or by which it is bound, subject to obtaining any consents or agreements required in connection with the Transaction Documents; or (c) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its subsidiaries, its business or operations, or any of its assets or properties. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the equityholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than (i) such as have been obtained and remain in full force and effect; (ii) such filings and approvals from the Florida Department of State in connection with the Certificate of Designation; (iii) the filing of a Form D with U.S. Securities and Exchange Commission (the “SEC”) and compliance with any applicable state securities or blue sky laws; and (iv) as set forth in Section 2(x).

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) any of its Charter Documents or (ii) any material law, judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any material mortgage, indenture, agreement, instrument or contract, subject to obtaining any consents or agreements required in connection with the Transaction Documents, to which the Company or any of its subsidiaries is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

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(g) Intellectual Property. The Company and each of its Subsidiaries possess valid and enforceable rights to use all trademarks, logos, trade names, Internet domain names, patent rights, copyrights, trade secrets, know-how, rights in computer software and other similar intellectual property rights (together with all goodwill associated with, any registrations of, or applications for registration of any of the foregoing, collectively, “Intellectual Property Rights”) that are used in the operation of the Company and its Subsidiaries as currently conducted. All Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (“Owned Intellectual Property”) are valid and enforceable. To the knowledge of the Company, no Person has infringed upon, misappropriated or otherwise violated any of the Owned Intellectual Property. The conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated, or violated, and does not infringe, misappropriate or violate, the Intellectual Property Rights of any other Person. The Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the material trade secrets owned (or purported to be owned) by the Company or any of its Subsidiaries. No material source code owned (or purported to be owned) by the Company or any of its Subsidiaries has been disclosed or otherwise made available to any Person (excluding an escrow agent), and, to the knowledge of the Company, no circumstance or condition exists that (with or without notice or lapse of time, or both) would result in a requirement that any such source code be disclosed, licensed or made available to any third party (other than an escrow agent). Neither the Company nor any of its Subsidiaries has received any notice of any third-party allegations or claims that (A) the Company or any of its Subsidiaries or the conduct of their respective businesses infringe or conflict with asserted Intellectual Property Rights of others or (B) challenge the ownership or validity of any Owned Intellectual Property.

(h) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investors by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with applicable law and SEC rules and guidance, to determine whether any Covered Person (as hereinafter defined) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (“Disqualification Events”). No Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(j) Subsidiaries. All of the direct and indirect subsidiaries of the Company (“Subsidiaries”) are listed in and covered by in the SEC Reports. Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (each a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(k) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents, and will be issued in compliance with all applicable federal and state securities laws, and such Securities will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right. The Preferred Shares and Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Preferred Stock sufficient for issuance of the Preferred Shares and Common Stock sufficient for issuance of the Underlying Shares. The respective rights, preferences, privileges, and restrictions of the Preferred Stock and the Common Stock are as stated in the Charter Documents (including the Certificate of Designations). The Company is not party to any contract, and is not subject to any provision in the Charter Documents or other governing documents or resolutions of the Board that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations.

(l) Capitalization. The authorized Capital Stock of the Company consists of: (i) 500,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock to be designated by the Board of Directors. As of the close of business on June 30, 2024, 101,249,700 shares of Common Stock and 0 shares of preferred stock were issued and outstanding. As of June 30, 2024, (i) an aggregate of up to 36,862,142 shares of Common Stock are issuable upon exercise of options granted under the Company’s stock incentive plans or issuable pursuant to service agreements approved by the Board, of which up to 14,383,350 option shares are vested and exercisable; (ii) an aggregate of up to 4,486,186 shares of Common stock are issuable upon vesting of restricted shares granted under the Company’s stock incentive plans or issuable pursuant to service agreements approved by the Board; (iii) an aggregate of up to 6,275,148 shares of Common Stock are issuable upon conversion of convertible notes; and (iv) up to 1,834,191 shares of Common Stock are issuable upon exercise of outstanding warrants with a weighted average exercise price of $5.25 per share. Except as described in this Section 2(i), the SEC Reports or Schedule 1, as of June 30, 2024, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company’s stock incentive plans or as approved by the or by the Board, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company’s stock incentive plan or as approved by the or by the Board, (iv) no obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) of this sentence being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. As of the date of this Agreement, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described on Schedule 1, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

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(m) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. As of the date hereof, (i) the Company is eligible to file a registration statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports and (iv) to the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. The Company has established and maintains, and at all times during the past three years has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been during the three years, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the Nasdaq Stock Market (“Nasdaq”).

(n) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(o) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the financial statements included within the SEC Reports through December 31, 2023, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its accounting principles or method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the SEC any request for confidential treatment of information. Except for and the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that could reasonably be expected to result in a Material Adverse Effect.

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(p) Litigation. Except as set forth in the SEC Reports or Schedule 1, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or threatened, any investigation by the SEC of the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(q) Compliance.

(i) Neither the Company nor any Subsidiary, to the knowledge of the Company or its Subsidiaries, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in material violation of any law, statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from governmental authorities necessary for the lawful conduct of their respective businesses.

(ii) None of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any directors, officers, agents, employees or affiliates of the Company or any of its Subsidiaries is currently a person with whom dealings are prohibited under, or who is a subject of, any economic or other trade sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and any such person, a “Sanctioned Person”), nor is the Company or any of its Subsidiaries located or organized in a country or territory that is the subject or target of country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine) (each, a “Sanctioned Country”). The Company and its Subsidiaries have not for the past two years engaged in any dealings or transactions in violation of Sanctions.

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(iii) None of the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds; or (C) violated or is in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Company and its Subsidiaries have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote compliance with all applicable anti-bribery and anti-corruption laws.

(iv) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable anti-money laundering laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any applicable anti-money laundering law is pending or, to the knowledge of the Company, threatened.

(v) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all laws applicable to the Company and its Subsidiaries relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the customs and import laws administered by U.S. Customs and Border Protection (collectively, “Ex-Im Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any applicable anti-money laundering law is pending or, to the knowledge of the Company, threatened.

(r) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(s) Insurance. The Company carries or is entitled to the benefits of insurance, with, to the Company’s knowledge, reputable insurers, in such amounts and covering such risks which the Company believes are adequate for a company of the Company’s size and type, including, but not limited to, directors and officers insurance coverage at least equal to $5,000,000 and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

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(t) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(u) Contracts. Each contract that is material to the business of the Company and its Subsidiaries, taken as a whole (each, a “Material Contract”), and to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the knowledge of the Company, any other party thereto, is in compliance in all material respects with all Material Contracts and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(v) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received as of the date of this Agreement any notification that the SEC or the Nasdaq is contemplating terminating such registration or listing or otherwise.

(x) Nasdaq Notification. The Company has provided the applicable listing of additional shares notification to Nasdaq, and Nasdaq has not made any objection (not subsequently withdrawn) that the consummation of the transactions contemplated by this Agreement would violate Nasdaq listing rules applicable to the Company and that if not withdrawn would result in the delisting of the shares of Common Stock issuable upon the conversion of the Preferred Stock issued to the Investor pursuant to this Agreement and pursuant to the Certificate of Designations.

(y) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the markets or exchanges on which the Common Stock is listed or quoted for trading. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with other offerings by the Company.

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(z) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.

3. Representations and Warranties of Each Investor. Each Investor represents and warrants to the Company, severally and not jointly, as follows:

(a) Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Such Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out such Investor’s obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which such Investor is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents to which such Investor is party by such Investor and the purchase of the Securities by such Investor will not (i) conflict with or result in a violation of such Investor’s organizational documents, if applicable, (ii) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which such Investor is a party, or (iii) violate any law applicable to such Investor or by which any of such Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Securities and the other transactions contemplated by this Agreement.

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(c) Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangements or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

(d) Investor Status. At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on the date(s) on which it may convert the Preferred Shares it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor has completed or caused to be completed and delivered to the Company the Questionnaire set forth as Exhibit D hereto, which Questionnaire (as completed by such Investor) is true, correct and complete in all material respects.

(e) Experience of Such Investor. Such Investor, either alone or together with such Investor’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (within the meaning of Regulation D of the Securities Act).

(g) Transfer Restrictions. Such Investor acknowledges that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act, to the Company or to an affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement. Such Investor agrees to the imprinting of a legend on any of the Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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(h) Access to Information. Such Investor acknowledges that such Investor has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and has been afforded (i) the opportunity to ask such questions as such Investor has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In making an investment decision, such Investor has relied solely on such Investor’s own due diligence performed on the Company by such Investor’s own representatives.

(i) Non-Reliance. In deciding to purchase the Securities, such Investor is not relying on the advice or recommendations of the Company and made his, her or its own independent decision that the investment in the Securities is suitable and appropriate for such Investor. Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other persons party to this Agreement or to such Investor’s members and representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(k) Representations by Non-United States Persons. If such Investor is not a United States person, such Investor hereby represents that such Investor has satisfied the laws of such Investor’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Transaction Documents, including (i) the legal requirements within such Investor’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

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(l) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224, and is not otherwise controlled by a “foreign person,” as defined at 31 C.F.R. § 800.224.

(m) Anti-Money Laundering Laws. Such Investor represents and warrants to, and covenants with, the Company that: (i) such Investor is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) such Investor, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to such Investor’s knowledge, its members, stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; and (iii) to such Investor’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Investor is in compliance in all material respects with applicable anti-money laundering laws and regulations.

4. Conditions to Closing of Each Investor. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Transaction Documents. The Company shall have duly executed and delivered to such Investor this Agreement, and filed the Certificate of Designation with the Florida Department of State.

(d) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell Preferred Shares to an Investor at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

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(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) Purchase Price. Such Investor shall have delivered to the Company the Purchase Price in respect of the Securities being purchased by such Investor referenced in Section 1(a) hereof.

(d) Performance. Such Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

6. Registration.

(a) Registration Statement. Promptly, but in any event no later than thirty (30) days following the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Underlying Shares on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (the “Registration Statement”). The foregoing Registration Statement shall be filed on Form S-3 (or any successor form thereto) (except if the Company is not then eligible to register for resale the Underlying Shares on Form S-3, then such registration shall be on another appropriate form, including a resale registration statement on Form S-1, and shall provide for the registration of such Underlying Shares for resale by the Investors in accordance with any reasonable method of distribution elected by the Requisite Holders). The Registration Statement shall be provided to counsel designated by the Requisite Holders (as defined below), if so designated, at least five (5) business days prior to its filing or other submission, and the Company shall incorporate all reasonable comments provided by such Requisite Holders or its counsel to the Company no later than three (3) business days after the date it was delivered.

(b) Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is ninety (90) days following the Closing Date. The Company shall notify counsel for the Requisite Holders, if so designated, by email as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective.

(c) Company Obligations. The Company will use its commercially reasonable efforts to effect the registration of the Underlying Shares in accordance with the terms hereof, and pursuant thereto the Company will:

(i) use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective and usable until such time as Underlying Shares are no longer any “Registrable Securities” (the “Effectiveness Period”). The Underlying Shares shall cease to be “Registrable Securities” when (i) such Underlying Shares are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such Underlying Shares shall have ceased to be outstanding or are repurchased by the Company or any Subsidiary of the Company, (iii) such Underlying Shares have been transferred in a transaction in which the Investor’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such Underlying Shares are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met;

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(ii) prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the accompanying prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period;

(iii) use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Investors of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(iv) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Underlying Shares pursuant to the Registration Statement; and

(v) pay all Registration Expenses incurred by the Company in connection with any registration provided for by this Section 6. For purposes hereof, “Registration Expenses” means all expenses incurred by the Company in complying with its obligations under this Section 6, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, and transfer taxes.

(d) Investor Obligations. The Company may require each selling Investor to furnish information reasonably required by the Company to prepare a Registration Statement and any amendment thereto, including, without limitation, a certified statement as to the number of shares of Common Stock beneficially owned by such Investor, information regarding the manner and entities which hold Common Stock, and the natural persons thereof that have voting and dispositive control over the shares.

(e) Piggyback Registration Rights. If, at any time following the date hereof, there is not an effective Registration Statement covering the Underlying Shares and the Company shall determine to prepare and file with the Commission a resale registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its Common Stock, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents, then the Company shall send to each Investor a written notice of such determination at least ten (10) days prior to the filing of any such registration statement and shall automatically include in such registration statement all Underlying Shares; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Underlying Shares in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of the Underlying Shares for the same period as the delay in registering such other securities.

(f) Future Registration Rights. The Company shall not grant any new shelf, demand, piggyback or incidental registration rights that are senior to, or pari passu with (with respect to priority on underwriting cutbacks) or otherwise conflict with the rights granted to the Investors hereunder to any shareholder or any other Person without the prior written consent of the Requisite Holders.

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(g) Rule 144 Reporting. With a view to making available the benefits of Rule 144 promulgated under the Securities Act and any successor provision (“Rule 144”) to the Investors, the Company agrees that, for so long as any Investor owns any Underlying Shares that represent Registrable Securities, the Company will use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(ii) so long as an Investor owns any Underlying Shares that represent Registrable Securities, furnish to the Investor upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(h) Rule 144 Sales. For so long as any Investor owns any Underlying Shares, the Company shall use reasonable best efforts to take such further necessary action as any Investor may reasonably request in connection with the removal of any restrictive legend on the Underlying Shares being sold so as to allow such Investor to sell such Underlying Shares within the limitations of the exemption provided by Rule 144.

7. Indemnification. The Company, on the one hand, and the Investor, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Each person entitled to indemnification under this Section 7 (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 7 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. Notwithstanding anything in this Agreement to the contrary, in no event will an Investor have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Purchase Price with respect to that Investor.

8. Miscellaneous.

(a)Conversion Share Cap. Notwithstanding anything in this Agreement, the Preferred Shares or Certificate of Designation to the contrary, unless and until the Company obtains the requisite approval from its stockholders in accordance with applicable Nasdaq rules and requirements, in no event shall the aggregate number of Underlying Shares deliverable pursuant to the Transaction Documents to all Investors in Series A-1 Preferred Stock and to all the investors in the Separate Series of Preferred Stock exceed 19.99% of the Common Stock that is outstanding on the date of this Agreement prior to Closing (the “Conversion Share Cap”). If the number of shares of Common Stock deliverable upon conversion would result in the issuance of shares of Common Stock in excess of the Conversion Share Cap, the Company will not have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the Conversion Share Cap for such conversion.

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(b) Disclosure of Transactions. No later than four (4) business days after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents (the “Form 8-K Filing”). From and after the filing of the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Investors by the Company in connection with the transactions contemplated by the Agreement. Any initial press release to be issued with respect to the transaction contemplated by this Agreement shall be in a form agreed to by the Company and the Investors.

(c) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a majority of the Preferred Shares (the “Requisite Holders”). Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(d) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida or of any other state.

(e) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, including, but not limited to any term sheet, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) If to the Company:

SKYX Platforms Corp.

2855 W. McNab Road

Pompano Beach, Florida 33069

Attention: John P. Campi, Co-Chief Executive Officer, and

Rob Powell, General Counsel

Email: [*]; [*]

With a copy (which shall not constitute notice) to:

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

Attention: Jurgita Ashley

Email: [*]

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(ii) If to an Investor, such address set forth on the signature page hereto executed by such Investor;

(iii) or such other address as may be designated in writing hereafter, in the same manner, by such person.

(iv) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(h) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

SKYX PLATFORMS CORP.

By:
Name:	John P. Campi
Title:	Co-Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

SSN/EIN Number of Investor:

Address for Notice to Investor:

With a copy (which shall not constitute notice) to:

Address for Delivery of Securities to Investor (if not same as for notice):

Purchase Price
Number of Preferred Shares to be Purchased:

[Signature Page to Securities Purchase Agreement]

EXHIBIT B

TERM SHEET

THE OFFERING

Issuer	SKYX Platforms Corp. (the “Company”, “we” or “us”).

Securities Offered	We are offering up to 400,000 shares of Series A-1 Preferred Stock, no par value, of the Company (each, a “Series A-1 Preferred Shares” and collectively, the “Series A-1 Preferred Shares”) (the “Offering”).

Price	Each share of Series A-1 Preferred Stock is being offered at a purchase price of $25.00.

Liquidation Preference of Series A-1 Preferred Shares	If we liquidate, dissolve, or wind up, holders of the Series A-1 Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of the Company’s common stock, no par value (the “Common Stock”) or to the holders of other equity securities of the Company. The rights of holders of Series A-1 Preferred Shares to receive their liquidation preference (plus accrued but unpaid dividends) will, however, be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A-1 Preferred Shares as to liquidation, of which none exist as of the date of this Offering.

Dividends on Series A-1 Preferred Shares	Holders of the Series A-1 Preferred Shares will be entitled to receive cumulative cash dividends payable quarterly in an amount per Series A-1 Preferred Share equal to $2.00 per share per annum, which is equivalent to 8% of the $25.00 liquidation preference per share per annum. Dividends on the Series A-1 Preferred Shares will be payable quarterly in arrears, beginning with the end of the calendar quarter following closing. Dividends will be payable no later than 20 days after the end of each calendar quarter and, to the extent not paid on such date (as applicable, “Unpaid Dividends”), (i) dividends shall subsequently accrue at a rate equal to 12% of the $25.00 liquidation preference per share per annum (until such time as when the Company has paid all Unpaid Dividends due and owing, and at such time, dividends will revert to accrual at a rate equal to 8% of the $25.00 liquidation preference per share per annum); and (ii) such unpaid amount shall automatically be compounded (regardless of whether or not declared), quarterly in arrears on such date.

Optional Conversion by Holder	Each Series A-1 Preferred Share, together with accrued but unpaid dividends, is convertible into shares of Common Stock at any time at the option of the holder at a conversion price of $2.00 per share (the “Conversion Price”), which initially equals 12.5 shares of Common Stock for each Series A-1 Preferred Share as converted ($25.00 divided by $2.00 Conversion Price per share). The Conversion Price shall be adjusted for stock splits, combinations, stock dividends, recapitalizations and other similar events. In addition to the foregoing, the Conversion Price shall be adjusted in the case anti-dilution protections (as contemplated herein) have been triggered. Holders of Series A-1 Preferred Shares will also be entitled to participate in dividends or other distributions to all holders of our Common Stock.

EXHIBIT B - Page 1

Anti-Dilution Provisions

In the event the Company issues shares of Common Stock (or securities convertible or exercisable into Common Stock), subject to customary carve-outs including, but not limited to, securities issued pursuant to the Company’s stock incentive plan, on a date subsequent to the closing of the Offering for an amount per share (or, in the case of securities convertible or exercise into Common Stock, at a conversion price or exercise price (as applicable)) that is less than the Conversion Price, then the Conversion Price shall be adjusted using a broad-based weighted average formula, provided that in no event will the Conversion Price be reduced by an amount that is more than 40% of the original Conversion Price.

Notwithstanding anything to the contrary, unless and until the Company obtains the requisite approval from its stockholders in accordance with applicable Nasdaq rules and requirements, in no event shall the aggregate number of shares of Common Stock deliverable pursuant to the conversion of the Series A-1 Preferred Shares issued or issuable in connection with the Offering exceed 19.99% of the Common Stock that is outstanding on the date of the Securities Purchase Agreement for this Offering prior to Closing (the “Conversion Share Cap”). If the number of shares of Common Stock deliverable upon conversion would result in the issuance of shares of Common Stock in excess of the Conversion Share Cap, the Company will not have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the Conversion Share Cap for such conversion.

Conversion Upon $10.00 or More of Common Stock Market Price	For a period of two (2) years, commencing on the date of closing of the Offering, the Company may cause the Series A-1 Preferred Shares, plus accrued and unpaid dividends, to be automatically converted, in whole, but not in part, into Common Stock at the Conversion Price if the trading price of the Company’s Common Stock equals or exceeds $10.00 per share of Common Stock, for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion.

3 Year Non-Callable Feature of Series A-1 Preferred Shares

Not earlier than three (3) years from the date of closing of the Offering, the Company shall have the ability to redeem the Series A-1 Preferred Shares, in whole or in part. At such time, to the extent the Company seeks to redeem all or a portion of the Series A-1 Preferred Shares, it shall provide notice to the holders of the Series A-1 Preferred Shares of the Company’s election to redeem (“Redemption Election Notice”).

In the event the Company provides a Redemption Election Notice, the holders of Series A-1 Preferred Shares shall still have the opportunity to convert all or a portion of the Series A-1 Preferred Shares into the Company’s Common Stock at the Conversion Price.

If the holders of Series A-1 Preferred Shares do not convert all of the Series A-1 Preferred Shares into the Company’s Common Stock within ninety (90) days following the receipt of the Redemption Election Notice, the Company shall redeem the Series A-1 Preferred Shares reflected in the Redemption Election Notice (or such lesser remaining amount that was not previously converted into the Company’s Common Stock) by paying $25.00 per Series A-1 Preferred Share plus the amount of any accumulated and unpaid dividends.

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Ranking	The Series A-1 Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

	●	senior to shares of our Common Stock and any other class of equity securities, the terms of which provide that such equity securities will rank junior to the Series A-1 Preferred Shares; and

	●	on parity (pari passu) with the Series A Preferred Shares and with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other.

Voting Rights	Except as provided herein, the Series A-1 Preferred Shares shall vote together with the Common Stock on an as-converted basis and not as a separate class. In addition, unless we have received the affirmative vote or consent of the holders of at least fifty-one percent (51%) or more of the then outstanding Series A-1 Preferred Shares, voting as a single class, we may not (i) issue additional Series A-1 Preferred Shares; (ii) create or issue (A) any class or series of capital stock ranking senior to the Series A-1 Preferred Shares with respect to dividends or distributions or (B) any other pari passu securities having the same liquidation preference as the Series A-1 Preferred Shares or (iii) amend, modify or alter (A) the certificate of designation for the Series A-1 Preferred Shares or (B) the Company’s certificate of incorporation (including by filing any new certificate of designation or elimination) or the bylaws of the Company, in each case with respect to this clause (B) in a manner that adversely affects the rights, preference or privileges of the Series A-1 Preferred Shares.

Registration Rights	Each purchaser of Series A-1 Preferred Shares will receive registration rights pursuant to which, among other items, (i) the Company will agree that within 30 days after the closing date of the Offering, the Company will file a registration statement to register the resale of all the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Shares and (ii) the Company will provide holders of Series A-1 Preferred Shares with customary “piggyback” registration rights.

EXHIBIT B - Page 3

EXHIBIT C

CERTIFICATE OF DESIGNATION

OF RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES A-1 PREFERRED STOCK

OF

SKYX PLATFORMS CORP.

Pursuant to Sections 607.0601 and 607.0602 of the Florida Business Corporation Act (the “FBCA”), SKYX Platforms Corp., a corporation organized and existing under laws of the State of Florida (the “Corporation”), does hereby submit the following:

WHEREAS, pursuant to the Corporation’s Articles of Incorporation, dated November 16, 2012, the Corporation has 500,000,000 shares of common stock, no par value per share (“Common Stock”), and 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), authorized, and the Corporation’s Board of Directors (the “Board”) is authorized to issue and establish one or more series of the Preferred Stock and to fix the designation, rights, preferences, powers, restrictions and limitations thereof;

WHEREAS, on May 2, 2023, the Corporation canceled its only series of designated Preferred Stock, and as of the date hereof, no series of the Preferred Stock are presently designated and there are no shares of Preferred Stock issued and outstanding; and

WHEREAS, it is the desire of the Corporation, the Board, to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series; and

WHEREAS, on July 31, 2024, the Board approved and adopted the following resolution (this “Certificate of Designation” or this “Certificate”) for the purposes of designating a new series of Preferred Stock named Series A-1 Preferred Stock.

NOW THEREFORE, BE IT RESOLVED that, pursuant to the authority conferred upon the Corporation as of July 31, 2024, as required by Section 607.0601 of the FBCA, and in accordance with the provisions of its Certificate of Incorporation and Amended and Restated Bylaws, each as amended and restated through the date hereof, the Board does hereby provide for the issuance of a series of Preferred Stock and establish and fix and herein state and express, by this Certificate of Designation (this “Certificate of Designation”, or this “Certificate”), the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 400,000 shares of Preferred Stock, is the Series A-1 Preferred Stock of the Corporation, no par value per share (the “Series A-1 Preferred Stock”) and the stated value shall be twenty-five U.S. dollars (USD $25.00) per share (the “Stated Value”).

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

“Affiliates” of any particular person means any other person that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

EXHIBIT C - Page 1

“Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

“Convertible Securities” means securities of the Corporation, other than the Series A-1 Preferred Stock, that are convertible into or exchangeable for Common Stock.

“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended, as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly-owned Subsidiaries and the employee benefit plans of the Corporation and its Wholly-owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock; or

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any person or group other than any of the Corporation’s Wholly-owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Corporation’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii).

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“Holder” shall mean the collective reference to the Purchasers, so long as any such Purchaser continues to hold shares of Series A-1 Preferred Stock and any one or more other holder(s) of shares of Series A-1 Preferred Stock.

“Junior Securities” means, collectively, the Common Stock and any other class or series of capital stock of the Corporation now existing or hereafter authorized, classified or reclassified, other than Series A-1 Preferred Stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A-1 Preferred Stock either or both as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Majority Holders” means the Holders of Fifty-One Percent (51%) of the then outstanding shares of Series A-1 Preferred Stock.

“Market Price” means, as of any Trading Day, (i) the closing price for the shares of Common Stock on the Nasdaq Capital Market, or such other national securities exchange which is the principal trading market for the Common Stock, as reported by such exchange, or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the last reported sale prices on the principal trading market for the Common Stock as reported by Bloomberg, L.P. (or any successor to its function of reporting stock prices), or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of the Corporation, or (b) at the option of the Majority Holders and at the Corporation’s expense, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

“Options” means warrants, rights and options to purchase Common Stock or Convertible Securities of the Corporation.

“Original Issue Price” means the sum of twenty-five U.S. dollars (USD $25.00), representing the aggregate purchase price for each share of Series A-1 Preferred Stock at the Stated Value.

“Parity Securities” means the Series A Preferred Stock and each class or series of capital stock of the Corporation, other than Series A-1 Preferred Stock, the terms of which expressly provide that such class or series ranks pari passu with the Series A-1 Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Purchase Agreements” shall mean those certain Securities Purchase Agreements by and among the Corporation and the Purchasers, pursuant to which the Corporation issued, and such Purchasers purchased, inter alia, the shares of Series A-1 Preferred Stock, all upon the terms and conditions stated therein.

“Purchaser” shall mean each investor acquiring shares of the Series A-1 Preferred Stock being issued pursuant to the Purchase Agreements.

“Series A-1 Conversion Price” means initially two U.S. dollars (USD $2.00) per share or such other dollar amount (or fraction thereof) into which such Series A-1 Conversion Price may be adjusted from time to time pursuant to Section VI.

EXHIBIT C - Page 3

“Series A-1 Dividend Rate” means two U.S. dollars (USD $2.00) per share per annum, which equals eight percent (8%) of the Original Issue Price per share per annum.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Wholly-owned Subsidiary” means, at any time, any subsidiary of which all of the issued and outstanding Equity Securities (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) are owned by any one or more of the Corporation and the Corporation’s other Wholly-owned Subsidiaries at such time.

III. DIVIDENDS

A. Dividends. From and after the date of issuance of any share of Series A-1 Preferred Stock, such share of Series A-1 Preferred Stock shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears cumulative dividends payable in cash in an amount per share of Series A-1 Preferred Stock (“Dividends”) equal to the Series A-1 Dividend Rate (subject to adjustment as provided for in Section III.B below upon the existence of Unpaid Dividends). The amount of Dividends payable shall be computed on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods.

B. Payment of Dividends. All accrued Dividends on the Series A-1 Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A-1 Preferred Stock in accordance with the provisions of Section V or Section XI. Dividends on the Series A-1 Preferred Stock will be payable quarterly in arrears, beginning with the end of the calendar quarter following the date each respective share of Series A-1 Preferred Stock is issued. Payments of Dividends will be made no later than twenty (20) days after the end of each calendar quarter (the “Dividend Payment Date”). To the extent Dividends are not paid in full on any Dividend Payment Date (as and to the extent applicable, the aggregate amount of such unpaid Dividends being the “Unpaid Dividends”), from such Dividend Payment Date and until the date the Corporation has paid in full all Unpaid Dividends then due and owing, Dividends on the Series A-1 Preferred Stock shall accrue on the sum of the (i) the Original Issue Price plus (ii) the amount of Unpaid Dividends at a rate of twelve percent (12%) per annum. From and after the date the Corporation has paid in full all Unpaid Dividends due and owing, Dividends will revert to accrual at the Series A-1 Dividend Rate. All accrued and accumulated Dividends, including Unpaid Dividends, on the shares of Series A-1 Preferred Stock shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities or Parity Securities.

C. Cumulative Dividends. Dividends on the Series A-1 Preferred Shares will accumulate and accrue daily commencing on the date of issuance of such Series A-1 Preferred Shares and shall accrue from such date whether or not the Corporation has earnings, and whether or not there are profits, surplus or other funds legally available for the payment of such Dividends. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of Dividends or Unpaid Dividends then accumulated with respect to the Series A-1 Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the Stated Value on all shares of Series A-1 Preferred Stock held by each such Holder.

EXHIBIT C - Page 4

D. Participation in Dividends. If the Corporation declares or makes any dividend to holders of Common Stock other than a distribution or issuance occurring on connection with an adjustment under Section VI.A, then, after the date of record for determining shareholders entitled to such dividend (on an “as converted” basis as if it was an Optional Conversion, assuming all Series A-1 Preferred Stock had been converted into Common Stock immediately prior to the dividend declaration date), the Holders shall be entitled to receive the amount of such dividends which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock immediately prior to the record date for the determination of shareholders entitled to such dividend.

IV. CONVERSION

A. Conversion Shares. Upon an Optional Conversion (as defined below) or Automatic Conversion (as defined below) (either or both, a “Conversion”), each share of Series A-1 Preferred Stock being converted shall be converted into a number of validly issued, fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) determined by dividing (i) the sum of (A) the Original Issue Price plus (B) all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock to be converted by (ii) the Series A-1 Conversion Price. Conversion Shares will be issued in book entry form, unless certificates are requested by the Holder upon Conversion.

B. Optional Conversion.

(i) Holders of Series A-1 Preferred Stock may, at their option at any time or from time to time, convert all or any portion of their shares of Series A-1 Preferred Stock into shares of Common Stock on the terms set forth herein (an “Optional Conversion”).

(ii) In order to effect an Optional Conversion, a Holder of shares of Series A-1 Preferred Stock shall: (i) deliver (including via e-email) a copy of a fully executed notice of conversion in the form attached hereto (the “Notice of Conversion”) to the Corporation in accordance with Section XI.D and (ii) surrender or cause to be surrendered the original certificates representing the shares of Series A-1 Preferred Stock being converted, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. The Corporation shall not be obligated to issue shares of Common Stock upon an Optional Conversion unless either the Series A-1 Preferred Stock certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series A-1 Preferred Stock certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section XI.B hereof.

C. Automatic Conversion.

(i) For a period of two (2) years following the latest date of closing of the Purchase Agreements, the Corporation may cause all shares of Series A-1 Preferred Stock, plus all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock to be converted, to be automatically converted, in whole, but not in part, into shares of Common Stock (an “Automatic Conversion”) if the Market Price of a share of Common Stock equals or exceeds ten U.S. dollars (USD $10.00) per share for at least twenty (20) Trading Days in any thirty (30) consecutive Trading Day period so long as the Corporation sends a written notice of such Automatic Conversion to Holders of all outstanding shares of Series A-1 Preferred Stock prior to or within five (5) Trading Days of the end of such consecutive thirty (30) Trading Day period (the “Notice of Automatic Conversion”).

EXHIBIT C - Page 5

(ii) Upon receipt of a Notice of Automatic Conversion, each Holder shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation in accordance with Section XI.B hereof) to the Corporation at the place designated in such notice. On the date and at the time of Automatic Conversion, all outstanding shares of Series A-1 Preferred Stock subject to Automatic Conversion plus all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock to be converted shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A-1 Preferred Stock converted pursuant to this Section IV.C will terminate (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time).

D. Delivery, Surrender and Substitute Certificates. As soon as practicable after a Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A-1 Preferred Stock, the Corporation (itself, or through its transfer agent, as appropriate) shall issue and deliver to the Holder, or to his, her or its nominees, the number of full Conversion Shares issuable on such Conversion in accordance with the provisions hereof. If less than the full number of shares of Series A-1 Preferred Stock are subject to a Conversion, then, subject to the surrender of the certificate or certificates (or lost certificate affidavit and agreement) of shares of Series A-1 Preferred Stock converted, the Corporation shall issue to such Holder a new certificate representing the Holder’s remaining outstanding shares of Series A-1 Preferred Stock. All shares of Series A-1 Preferred Stock converted pursuant to any Conversion hereunder shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A-1 Preferred Stock accordingly.

E. No Fractional Shares. If any Conversion would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A-1 Preferred Stock being converted by a Holder), such fractional share shall be payable in cash based upon the Series A-1 Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

F. Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon any Conversion; provided, however, that the Holder shall be responsible for any transfer taxes payable if the Holder elects to have the securities issued in the name of a person other than the Holder.

G. Conversion Share Cap. Notwithstanding anything in this Certificate of Designation to the contrary, unless and until the Corporation obtains the requisite approval from its shareholders in accordance with applicable Nasdaq rules and requirements, in no event shall the aggregate number of Conversion Shares deliverable to all Holders of Series A Preferred Stock and Series A-1 Preferred Stock upon Conversion exceed 19.99% of the Common Stock that is outstanding on the earliest date of the Purchase Agreements (the “Conversion Share Cap”). If the number of shares of Common Stock deliverable upon any Conversion would result in the issuance of shares of Common Stock in excess of the Conversion Share Cap, the Corporation will not have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the Conversion Share Cap for such Conversion.

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H. Conversion Disputes. In the case of any dispute with respect to a Conversion, the Corporation shall promptly issue to the relevant Holder such number of shares of Common Stock as are not disputed. If such dispute involves the calculation of the Series A-1 Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to an independent, reputable outside accountant jointly determined by the Corporation and the relevant Holder, with costs and expenses borne by the Corporation. The accountant’s calculation shall be deemed conclusive, absent manifest error. If applicable, the Corporation shall then issue the appropriate number of shares of Common Stock with respect to such Conversion.

V. REDEMPTION

A. Optional Redemption. From and after the date that is three (3) years following the latest date of closing of the Purchase Agreements, the Corporation may call for outstanding shares of Series A-1 Preferred Stock to be redeemed (an “Redemption”), in whole or in part, on a pro rata basis among all Holders, out of lawfully available funds therefor, at a price per share of Series A-1 Preferred Stock equal to the Original Issue Price plus all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock to be redeemed pursuant to such Redemption.

B. Redemption Notice. In order to consummate a Redemption, the Corporation shall deliver a written notice (the “Redemption Notice”) to each Holder of record of Series A-1 Preferred Stock that are being redeemed, in accordance with the notice provisions set forth in Section XI.D below. Each Redemption Notice shall state: (i) a date (the “Redemption Date”) on which such Redemption shall be effected; (ii) the Original Issue Price per share of Series A-1 Preferred Stock being redeemed; (iii) the number of shares of Series A-1 Preferred Stock held by the Holder that the Corporation will redeem on the Redemption Date (the “Redemption Shares”); (iv) the date upon which the holder’s right to convert the Redemption Shares terminates (as determined in accordance with Section V.C); (v) the amount of any accumulated and unpaid dividends on Redemption Shares payable upon Redemption through, but not including, the date of redemption; and (vi) when and where the Holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates (or an affidavit of loss and indemnity agreement for such certificates) representing the Redemption Shares.

C. Redemption Date and Right of Conversion. The Redemption Date shall be a Business Day that is not less than ninety (90) days following the date on which the related Redemption Notice is sent by the Corporation, which shall be the same day for each Holder of Series A-1 Preferred Stock subject to the Redemption. The Holder shall be entitled to convert his, her or its shares of Series A-1 Preferred Stock up and until the close of business on the second (2nd) Business Day immediately preceding the Redemption Date. On the Redemption Date, the Corporation shall redeem all Redemption Shares.

D. Payment, Surrender and Substitute Certificates. Unless the Holders have exercised their right to a Conversion on or before the applicable Redemption Date, each Holder of shares of Series A-1 Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates (or deliver an affidavit of loss and indemnity agreement for such certificates pursuant to Section XI.B) representing the Redemption Shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the Holder, and each surrendered certificate shall be canceled. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable on the Redemption Shares is paid or tendered for payment by the Corporation to the Holder, then notwithstanding that the certificates evidencing the Redemption Shares shall not have been surrendered, dividends with respect to the Redemption Shares shall cease to accumulate after such Redemption Date, all other rights with respect to the Redemption Shares shall forthwith terminate and all Redemption Shares shall be deemed cancelled. If less than the full number of a Holder’s shares of Series A-1 Preferred Stock are subject to Redemption, then, subject to the surrender of the certificate or certificates (or lost certificate affidavit and agreement) of the Redemption Shares, the Corporation shall issue to such Holder a new certificate representing the Holder’s remaining outstanding shares of Series A-1 Preferred Stock.

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E. Fundamental Change Repurchase. In connection with any Fundamental Change, the Corporation shall have the option to repurchase each share of Series A-1 Preferred Stock then-outstanding (the “Fundamental Change Repurchase Offer”) as follows:

(i) The price per share of Series A-1 Preferred Stock to be offered pursuant to the Fundamental Change Repurchase Offer shall be equal to the Original Issue Price plus all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock through Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If a Fundamental Change involves the payment by a successor or purchasing entity to the Corporation’s shareholders of consideration in whole or in part other than cash, then the Fundamental Change Repurchase Price shall be payable to the Holders pursuant to this Section V.E. shall be paid in the same form of consideration that is paid to the Corporation’s other shareholders, and if any of the Corporation’s other shareholders are given an option as to the form of consideration to be received, then all Holders shall be given the same option.

(ii) The Corporation shall provide written notice of the Fundamental Change Repurchase Offer that shall specify (A) the Fundamental Change Repurchase Price; (B) the Fundamental Change Repurchase Date (as defined below) and the date on which the Holder’s must accept the Fundamental Change Repurchase Offer (which date shall not be sooner than fifteen (15) calendar days prior to the Fundamental Change Repurchase Date); (C) the number of shares of Series A-1 Preferred Stock held by the Holder that are subject to the Fundamental Change Repurchase Offer; and (D) when and where the Holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates (or an affidavit of loss and indemnity agreement for such certificates) for the shares of Series A-1 Preferred Stock being repurchased by the Corporation in the Fundamental Change Repurchase Offer, which written notice of the Fundamental Change Repurchase Offer shall be delivered to each Holder, in accordance with the notice provisions set forth in Section XI.D below, not less than thirty (30) calendar days prior to the Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (i) of the definition thereof, the Fundamental Change Repurchase Date shall be a date no later than thirty (30) days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)).

(iii) If the funds of the Corporation legally available for the Fundamental Change Repurchase Offer on the Fundamental Change Repurchase Date are insufficient to redeem all shares of Series A-1 Preferred Stock being repurchased by the Corporation on such date, those funds which are legally available will be used first to repurchase, on a pro rata basis from the Holders thereof, the maximum possible number of shares of Series A-1 Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series A-1 Preferred Stock to be repurchased, and the Holders will retain the number of shares of Series A-1 Preferred Stock which could not be repurchased. Any shares of Series A-1 Preferred Stock which are not repurchased as a result of the circumstances described in this clause (iii) shall remain outstanding until such shares have been redeemed and the Fundamental Change Repurchase Price therefor shall have been paid in full. During such period, the Series A-1 Dividend Rate shall increase to sixteen percent (16%) per annum.

EXHIBIT C - Page 8

(iv) In connection with any Fundamental Change, the Corporation shall take all actions to permit the purchase of all shares of Series A-1 Preferred Stock on the Fundamental Change Repurchase Date that it believes (upon the advice of outside counsel) is required or permitted under Florida law to permit any such purchase and to take all actions permitted under Florida law to make funds available for such purchase to be made in full when due, including borrowing funds, selling assets and seeking to obtain any and all required governmental approvals. The Corporation shall not take any action that materially impairs the Corporation’s ability to pay the Fundamental Change Repurchase Price when due. The Corporation shall continue to comply with the covenants specified in this clause (iv) until the entire amount of the Fundamental Change Repurchase Price is paid in full.

VI. ADJUSTMENTS

The Series A-1 Conversion Price and the number of Conversion Shares shall be subject to adjustment as follows, except that the Corporation shall not make any adjustment to the Series A-1 Conversion Price or the Conversion Shares issuable upon conversion of the Series A-1 Preferred Stock if each Holder of the Series A-1 Preferred Stock participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series A-1 Preferred Stock, in any transaction described in this Section VI, without having to convert its Series A-1 Preferred Stock:

A. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Shares issuable upon conversion of the Series A-1 Preferred Stock will be proportionately increased and the Series A-1 Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Shares issuable upon conversion of the Series A-1 Preferred Stock will be proportionately reduced and the Series A-1 Conversion Price in effect immediately prior to such combination will be proportionately increased.

B. Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or files a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or assets of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the Holders of Series A-1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Corporation which they would have received had their Series A-1 Preferred Stock been converted into Common Stock on the date of such event pursuant to an Optional Conversion and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section V with respect to the rights of the holders of the Series A-1 Preferred Stock.

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C. Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A-1 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the Holder of each share of Series A-1 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A-1 Preferred Stock immediately before that change, all subject to further adjustment as provided herein.

D. Adjustment Due to Dilutive Issuance. If, at any time when any shares of Series A-1 Preferred Stock are issued and outstanding, the Corporation issues or sells any shares of Common Stock for a consideration per share, or Options exercisable or Convertible Securities convertible at a price per share, that is less than the Series A-1 Conversion Price in effect on the date of such issuance of such shares of Common Stock, Options or Convertible Securities (such lower sale, exercise or conversion price, as applicable, the “Base Share Price” and such issuances, a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Series A-1 Conversion Price will be reduced to equal an amount that is the greater of (i) the Base Share Price or (ii) one U.S. dollar and twenty cents (USD $1.20) per share, which is sixty percent (60%) of the original Series A-1 Conversion Price.

E. Exceptions to Adjustments. Notwithstanding anything contained to the contrary in this Section VI, no adjustment to the Series A-1 Conversion Price pursuant to Section VI.D will be made:

(i) upon the issuance of shares of Common Stock, Options or other Convertible Securities pursuant to any stock or option plan duly adopted by, or any services agreement approved by, the Board; or

(ii) upon the issuance of shares of Common Stock issuable upon the exercise of Options or the conversion of Convertible Securities that are outstanding or issuable pursuant to a services agreement that is in full force and effect as of the date of filing of this Certificate of Designation; or

(iii) upon the issuance of shares of Common Stock, Convertible Securities or Options to financial institutions, lessors or vendors in connection with commercial credit or service arrangements or similar transactions, all approved by the Board.

F. Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Series A-1 Conversion Price or otherwise pursuant to this Section VI, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series A-1 Preferred Stock, which notice shall state the Series A-1 Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

G. Minimum Adjustment of Series A-1 Conversion Price. Notwithstanding anything contained to the contrary in this Section VI, no adjustment to the Series A-1 Conversion Price will be made in an amount of less than 1% of the Series A-1 Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Series A-1 Conversion Price.

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VII. RESERVATION OF SHARES OF COMMON STOCK

The Corporation shall reserve not less than 10,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A-1 Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved shall at all times be sufficient to provide for the full conversion of all of the Series A-1 Preferred Stock (including any accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock) outstanding, at the then current Series A-1 Conversion Price thereof, and any anticipated adjustments to such Series A-1 Conversion Price.

VIII. RANK

The Series A-1 Preferred Stock will, with respect to the payment of dividends and the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank: (A) senior to Junior Securities; and (B) pari passu with Parity Securities.

IX. LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

A. Voluntary or Involuntary Liquidation. The Holders of the Series A-1 Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Parity Securities, and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership of such stock, an amount equal to Original Issue Price for each share of Series A-1 Preferred Stock then held by them, plus all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock.

B. Partial Payment. If, in any distribution described in Section IX.A, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all Holders of Series A-1 Preferred Stock and all holders of any Parity Securities, then the amounts paid to the Holders of Series A-1 Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Holders of Series A-1 Preferred Stock and the holders of all such other Parity Securities. In any such distribution, the “Liquidation Preference” of any Holder of Series A-1 Preferred Stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution and disregarding any payment under Section IX.A (or any similar provision of any Parity Securities)), including all accrued and accumulated and unpaid dividends on such shares of Series A-1 Preferred Stock (and, in the case of any holder of any Parity Security and on which dividends accrue on a cumulative basis, any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

C. Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section IX, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders receive cash, securities or other property for their shares of Series A-1 Preferred Stock, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the affairs of the Corporation.

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X. VOTING RIGHTS

A. General Voting Rights. Except as otherwise provided by the FBCA or as provided for in this Section X, the Series A-1 Preferred Stock shall have no voting rights. The Holder of each share of Series A-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A-1 Preferred Stock could then be converted, and with respect to such vote, such Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Corporation’s Amended and Restated Bylaws, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series Preferred A Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

B. Class Voting Rights. Holders of the Series A-1 Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series A-1 Preferred Stock, as provided herein. The vote or approval of the Majority Holders shall be required to pass any such matters.

C. Limitations. The Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the affirmative vote or written consent of the Majority Holders, voting or consenting as a separate class, given in person or by proxy: (i) issue additional shares of Series A-1 Preferred Stock; (ii) create or issue (A) any class or series of capital stock ranking senior to the Series A-1 Preferred Stock with respect to dividends or distributions, or (B) any other Parity Securities having the same liquidation preference as the Series A-1 Preferred Stock; (iii) amend, modify or alter in any manner (A) this Series A-1 Certificate of Designation, or (B) the Corporation’s Certificate of Incorporation (including by filing any new certificate of designation or elimination) or its Amended and Restated Bylaws in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series A-1 Preferred Stock.

D. Procedures for Voting and Consents of Series A-1 Preferred Stock. Any vote or consent of the Holders may be taken either by vote at a meeting called for the purpose or by written consent without a meeting and in either case may be given in person or by proxy. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board or a duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Corporation’s Certificate of Incorporation, Amended and Restated Bylaws and applicable law.

XI. MISCELLANEOUS

A. Retirement of Series A-1 Preferred Stock. If any shares of Series A-1 Preferred Stock are converted or redeemed pursuant to this Certificate of Designation, the shares so converted or redeemed shall be canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A-1 Preferred Stock accordingly.

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B. Lost or Stolen Certificates. For any certificated shares of Series A-1 Preferred Stock, upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A-1 Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A-1 Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A-1 Preferred Stock certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A-1 Preferred Stock certificate(s) if such Series A-1 Preferred Stock is subject to a Conversion hereunder.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A-1 Preferred Stock granted hereunder may be waived as to all shares of Series A-1 Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A-1 Preferred Stock shall be required.

D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carriers or by confirmed e-mail transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed e-mail transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, FL 33069, attention: General Counsel, email: legal@skyiot.com; and (ii) if to any Holder to the address set forth in the Purchase Agreements, or such other address as may be designated in writing hereafter, in the same manner, by such person.

E. Headings. Section headings in this Certificate of Designation are for convenience only, and shall not be used in the construction of this Certificate of Designation.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officers on [______], 2024.

SKYX PLATFORM CORP.

John P. Campi, Co-Chief Executive Officer

Leonard J. Sokolow, Co-Chief Executive Officer

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NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A-1 Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series A-1 Preferred Stock (the “Conversion”) held by the undersigned, into shares of common stock (“Common Stock”) of SKYX Platforms Corp. (the “Corporation”) according to the conditions of the Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Preferred Stock (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. If certificated, each Series A-1 Preferred Stock certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series A-1 Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion: ______________________________

Applicable Series A-1 Conversion Price: $______________

Form of Common Stock to Receive: ____ Book Entry (default) or ___ Certificate

Holder

Name:
Title:
Address:

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